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PROXY                     STEADMAN ASSOCIATED FUND                      PROXY
                  1730 K STREET, N.W., WASHINGTON, D.C. 20006
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


        THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of Steadman Associated Fund ("the Fund") for use at a special meeting of the shareholders of the fund, which meeting will be held on Thursday, December 18, 1997, at 10:00 a.m., Washington, D.C. time, at the executive offices of the Steadman Security Corporation located at 1730 K Street, N.W., Washington, D.C. 20006 (the "Meeting").

        The undersigned shareholder of the Fund, revoking any and all previous proxies heretofore given for shares of the Fund held by the undersigned ("Shares"), does hereby appoint the Board of Trustees, with full power of substitution to each, to be the attorneys and proxies of the undersigned (the "Proxies"), to attend the Meeting, and to represent and direct the voting interest represented by the undersigned as of the record date for the Proposals specified below.


1. FOR  [_]  AGAINST  [_]  ABSTAIN  [_]  To approve the Agreement and Plan of
                                         Merger dated as of May 2, 1997, as
                                         amended October 16, 1997, by and among
                                         Steadman American Industry Fund,
                                         Steadman Investment Fund, Steadman
                                         Technology and Growth Fund (the
                                         "Merging Funds"), and Steadman
                                         Associated Fund ("SAF") whereby the
                                         Merging Funds will merge into SAF,
                                         which will be renamed Steadman Security
                                         Trust ("SST").

2. FOR  [_]  AGAINST  [_]  ABSTAIN  [_]  To ratify the selection of Reznick
                                         Fedder & Silverman, P.C. to serve as
                                         independent auditors of the Fund for
                                         the current year.
3. Election of Trustees  [_]  FOR the nominees listed   [_]  WITHHOLD AUTHORITY
                         below (except as noted to      (to vote for all
                         the contrary below)            nominees listed below)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

        WILLIAM MARK CRAIN      RICHARD O. HAASE        PAUL E. WAGNER

4. FOR  [_]  AGAINST  [_]  ABSTAIN  [_]  To ratify and confirm the Amended and
                                         Restated Trust Indenture of Steadman
                                         Security Trust dated as of October 16,
                                         1997, which provides, among other
                                         things, for the change of SST's
                                         fundamental investment objective from
                                         primarily capital growth and
                                         secondarily current income to primarily
                                         curent income and secondarily to
                                         maximize total return.

                          (CONTINUED FROM OTHER SIDE)

        This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified below in the squares provided, signed proxies will be cast "FOR" each Proposal. If no direction is made for any Proposals, signed proxies will be voted "FOR" any and all such Proposals. In their discretion, the Proxies are authorized to transact and vote upon such other matters and business as may come before the Meeting or any adjournments thereof.

        To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self-addressed, postage-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF STEADMAN ASSOCIATED FUND, WHICH RECOMMENDED A VOTE FOR THE PROPOSAL.
                                        ---

                                         Dated ___________________________, 1997

                                         _______________________________________
                                         Signature of Shareholder


                                         _______________________________________
                                         Signature of Shareholder

                                         This proxy may be revoked by the
                                         shareholder(s) at any time prior to the
                                         special meeting.

                                         NOTE: Please sign exactly as your name
                                         appears hereon. If shares are
                                         registered in more than one name, all
                                         registered shareholders should sign
                                         this proxy; but if one shareholder
                                         signs, this signature binds the other
                                         shareholder. When signing as an
                                         attorney, executor, administrator,
                                         agent, trustee, or guardian, or
                                         custodian for a minor, please give full
                                         title as such. If a corporation, please
                                         sign in full corporate name by an
                                         authorized person. If a partnership,
                                         please sign in partnership name by an
                                         authorized person.